Exhibit 99.1

Dime Community Bancshares, Inc. Reports Strong Fourth Quarter Results with Earnings Per Share Increasing By 15% On a Linked Quarter Basis

Record Quarterly Revenue of $124 Million

Organic Growth Strategy and The Hiring of Teams is Paying Dividends

With Linked Quarter Growth in Core Deposits of Approximately $800 Million and Business Loans of Over $175 Million

Hauppauge, NY, January 21, 2026 (GLOBE NEWSWIRE) -- Dime Community Bancshares, Inc. (NASDAQ: DCOM) (the “Company” or “Dime”), the parent company of Dime Community Bank (the “Bank”), today reported net income available to common stockholders of $103.4 million for the year ended December 31, 2025, or $2.36 per diluted common share, compared to net income available to common stockholders of $21.8 million, or $0.55 per diluted common share, for the year ended December 31, 2024.

For the quarter ended December 31, 2025, net income available to common stockholders was $30.0 million, or $0.68 per diluted common share, compared to $25.8 million, or $0.59 per diluted common share, for the quarter ended September 30, 2025, and net loss available to common stockholders of $22.2 million, or ($0.54) per diluted common share, for the quarter ended December 31, 2024.

Adjusted net income available to common stockholders (non-GAAP) was $34.5 million and adjusted diluted EPS (non-GAAP) was $0.79 per share for the quarter ended December 31, 2025, compared to $0.61 per share for the quarter ended September 30, 2025 and $0.42 for the quarter ended December 31, 2024 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Stuart H. Lubow, President and Chief Executive Officer (“CEO”) of the Company, stated, “During the fourth quarter, we executed on all aspects of our strategic plan, including: substantial growth in core deposits and business loans, a reduction in the CRE concentration ratio, an improvement in return metrics and efficiency levels, and maintenance of solid asset quality levels. Total fourth quarter revenue of $124 million was a record for Dime, and we anticipate continued revenue growth in the years ahead as we have a significant loan repricing opportunity that will continue through 2027. Our organic growth strategy and the hiring of teams is paying dividends as evidenced by an 88% year-over-year increase in adjusted diluted EPS to $0.79 per share. Thanks to the hard work of all of our bankers and corporate staff, Dime has firmly established itself as a commercial and private banking powerhouse.”

Highlights for the Fourth Quarter of 2025 included:

●	Adjusted diluted EPS of $0.79 per share for the fourth quarter of 2025, compared to $0.61 per share for the third quarter of 2025;
●	Total deposits increased $1.16 billion on a year-over-year basis;
●	Core deposits (excluding brokered and time deposits) increased $1.26 billion on a year-over-year basis;
●	Average non-interest-bearing deposits to average total deposits for the fourth quarter increased to 30.5% compared to 29.9% for the prior quarter;
●	The loan to deposit ratio declined to 83.8% at the end of the fourth quarter compared to 88.9% for the prior quarter;
●	Business loans grew $177.9 million on a linked quarter basis and $514.0 million on a year-over-year basis;
●	The net interest margin increased to 3.11% for the fourth quarter of 2025 compared to 3.01% for the prior quarter;
●	The efficiency ratio decreased to 52.6% for the fourth quarter of 2025 compared to 53.8% for the prior quarter;
●	The adjusted efficiency ratio decreased to 50.3% for the fourth quarter of 2025 compared to 53.1% for the prior quarter;
●	The Company’s Common Equity Tier 1 Ratio increased to 11.66% at the end of the fourth quarter;
●	The Company’s Consolidated CRE Concentration ratio was proactively managed lower to 387%; and
●	Non-performing assets declined by 27% on a linked quarter basis and represent 0.34% of Total Assets.

Management’s Discussion of Quarterly Operating Results

Net Interest Income

Net interest income for the fourth quarter of 2025 was $112.3 million compared to $103.4 million for the third quarter of 2025 and $91.1 million for the fourth quarter of 2024. The Net Interest Margin for the fourth quarter of 2025 was 3.11% compared to 3.01% for the third quarter of 2025 and 2.79% for the fourth quarter of 2024.

Mr. Lubow commented, “We continue to have a significant loan repricing opportunity that will continue through 2027. Additionally, growth in core deposits and business loans will benefit us over time as we continue to grow customers and hire productive bankers. Our substantial liquidity position, which includes $2.35 billion of cash, provides us with the flexibility to be opportunistic and take advantage of lending opportunities as they may arise.”

Loan Portfolio

The ending weighted average rate (“WAR”) on the total loan portfolio was 5.27% at December 31, 2025, a 10 basis point decrease compared to the ending WAR of 5.37% on the total loan portfolio at September 30, 2025.

Outlined below are loan balances and WARs for the quarter ended as indicated.

	December 31, 2025		September 30, 2025		December 31, 2024
(Dollars in thousands)	Balance	WAR (1)	Balance	WAR (1)	Balance	WAR (1)
Loans held for investment balances at period end:
Business loans (2)	$3,240,600	6.32%	$3,062,674	6.60%	$2,726,602	6.56%
One-to-four family residential and coop/condo apartment	1,035,983	4.94	1,030,949	4.92	952,195	4.72
Multifamily residential and residential mixed-use (3)(4)	3,424,565	4.46	3,509,811	4.52	3,820,492	4.49
Non-owner-occupied commercial real estate	2,933,287	5.07	2,975,474	5.13	3,231,398	5.13
Acquisition, development, and construction	117,215	7.51	139,145	8.04	136,172	7.95
Other loans	6,558	11.09	7,621	11.14	5,084	10.51
Loans held for investment	$10,758,208	5.27%	$10,725,674	5.37%	$10,871,943	5.26%

(1)    WAR is calculated by aggregating interest based on the current loan rate from each loan in the category, adjusted for non-accrual loans, divided by the total balance of loans in the category.

(2)    Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and Paycheck Protection Program (“PPP”) loans.

(3)    Includes loans underlying multifamily cooperatives.

(4)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

Outlined below are the loan originations, for the quarter ended as indicated.

(Dollars in millions)	Q4 2025	Q3 2025	Q4 2024
Originations Excluding New Lines of Credit	$225.3	$170.6	$187.5
Originations Including New Lines of Credit	467.2	535.6	361.2

Deposits and Borrowed Funds

Period end total deposits (including mortgage escrow deposits) at December 31, 2025 were $12.84 billion, compared to $12.06 billion at September 30, 2025 and $11.69 billion at December 31, 2024.

Mr. Lubow commented, “Deposit growth in the fourth quarter was broad based, across all of our channels, including contributions from the branch network, commercial banking, private banking and municipal banking.”

Brokered deposits were $200.0 million at December 31, 2025, compared to $200.0 million at September 30, 2025 and $422.8 million at December 31, 2024. Total Federal Home Loan Bank advances were $508.0 million at December 31, 2025, compared to $508.0 million at September 30, 2025 and $608.0 million at December 31, 2024.

Non-Interest Income

Non-interest income was $11.5 million during the fourth quarter of 2025, $12.2 million during the third quarter of 2025, and a loss of $33.9 million during the fourth quarter of 2024. Fourth quarter 2024 results included $42.8 million of pre-tax loss-on-sale of securities related to the re-positioning of the available-for-sale securities portfolio.

Non-Interest Expense

Total non-interest expense was $65.1 million during the fourth quarter of 2025, $62.2 million during the third quarter of 2025, and $60.6 million during the fourth quarter of 2024. Excluding the impact of the loss on extinguishment of debt, amortization of other intangible assets, severance expense, settlement loss related to the termination of a legacy pension plan, and the FDIC special assessment, adjusted non-interest expense was $62.3 million during the fourth quarter of 2025, $62.0 million during the third quarter of 2025, and $57.7 million during the fourth quarter of 2024 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The ratio of non-interest expense to average assets was 1.72% during the fourth quarter of 2025, compared to 1.73% during the linked quarter and 1.76% during the fourth quarter of 2024. Excluding the impact of the loss on extinguishment of debt, amortization of other intangible assets, severance expense, the FDIC special assessment and settlement loss related to the termination of a legacy pension plan, the ratio of adjusted non-interest expense to average assets was 1.65% during the fourth quarter of 2025, 1.72% during the third quarter of 2025, and 1.68% during the fourth quarter of 2024 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The efficiency ratio was 52.6% during the fourth quarter of 2025, compared to 53.8% during the linked quarter and 105.9% during the fourth quarter of 2024. Excluding the impact of net (gain) loss on sale of securities and other assets, fair value change in equity securities and loans held for sale, severance expense, the FDIC special assessment, settlement loss related to the termination of a legacy pension plan, loss on extinguishment of debt and amortization of other intangible assets, the adjusted efficiency ratio was 50.3% during the fourth quarter of 2025, compared to 53.1% during the linked quarter and 58.0% during the fourth quarter of 2024 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Income Tax Expense

Income tax expense was $16.0 million during the fourth quarter of 2025, $12.4 million during the third quarter of 2025, and $3.3 million during the fourth quarter of 2024. The fourth quarter of 2025 included $2.7 million of net expense from discrete items related to an uncertain tax position and a deferred tax item from prior tax years. The fourth quarter of 2024 included $9.1 million of income tax expense related to the taxable gain and Modified Endowment Contract Tax (“MEC Tax”) on the surrender of legacy Bank Owned Life Insurance (“BOLI”) assets. Excluding the tax impact of the discrete items noted above, the effective tax rate for the fourth quarter of 2025 was 27.8%. Excluding the tax impact of the BOLI surrender, the fourth quarter 2024 effective rate was a tax benefit of 33.5%.

Credit Quality

Non-performing loans were $52.3 million at December 31, 2025, compared to $72.1 million at September 30, 2025 and $49.5 million at December 31, 2024.

A credit loss provision of $10.9 million was recorded during the fourth quarter of 2025, compared to a credit loss provision of $13.3 million during the third quarter of 2025, and a credit loss provision of $13.7 million during the fourth quarter of 2024.

Capital Management

Stockholders’ equity increased $23.4 million to $1.48 billion at December 31, 2025, compared to $1.45 billion at September 30, 2025.

The Company’s and the Bank’s regulatory capital ratios continued to be in excess of all applicable regulatory requirements as of December 31, 2025.

Dividends per common share were $0.25 during the fourth quarter of 2025 and $0.25 for the third quarter of 2025.

Book value per common share was $30.99 at December 31, 2025 compared to $30.44 at September 30, 2025.

Tangible common book value per share (which represents common equity less goodwill and other intangible assets, divided by the number of shares outstanding) was $27.37 at December 31, 2025 compared to $26.81 at September 30, 2025 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Earnings Call Information

The Company will conduct a conference call at 8:30 a.m. (ET) on Wednesday, January 21, 2026, during which CEO Lubow will discuss the Company’s fourth quarter 2025 financial performance, with a question-and-answer session to follow.

Participants may access the conference call via webcast using this link: https://edge.media-server.com/mmc/p/9ncxg8oo. To participate via telephone, please register in advance using this link: https://register-conf.media-server.com/register/BIddc983f5af2546dbb4f189945a63193d. Upon registration, all telephone participants will receive a one-time confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call. All participants are encouraged to dial-in 10 minutes prior to the start time.

A replay of the conference call and webcast will be available on-demand for 12 months at https://edge.media-server.com/mmc/p/9ncxg8oo.

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with approximately $15 billion in assets and the number one deposit market share among community banks on Greater Long Island. (1)

(1) Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks with less than $20 billion in assets.

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as “annualized," “anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may affect demand for our products and reduce interest margins and the value of our investments; changes in government monetary or fiscal policies and actions may adversely affect our customers, cost of credit and overall result of operations; changes in deposit flows, the cost of funds, loan demand or real estate values may adversely affect the business of the Company; changes in the quality and composition of the Company’s loan or investment portfolios or unanticipated or significant increases in loan losses may negatively affect the Company’s financial condition or results of operations; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general socio-economic conditions, public health emergencies, international conflict, inflation, tariffs, and recessionary pressures, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates and may adversely affect our customers, our financial results and our operations; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; there may be failures or breaches of information technology security systems; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; there may be difficulties or unanticipated expense incurred in the consummation of new business initiatives or the integration of any acquired entities; and litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and updates set forth in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact: Avinash Reddy
Senior Executive Vice President – Chief Operating Officer and Chief Financial Officer
718-782-6200 extension 5909

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	December 31,	September 30,	December 31,
	2025	2025	2024
Assets:
Cash and due from banks	$2,353,966	$1,715,044	$1,283,571
Securities available-for-sale, at fair value	797,935	662,667	690,693
Securities held-to-maturity	618,901	623,094	637,339
Loans held for sale	1,989	—	22,625
Loans held for investment, net:
Business loans (1)	3,240,600	3,062,674	2,726,602
One-to-four family residential and coop/condo apartment	1,035,983	1,030,949	952,195
Multifamily residential and residential mixed-use (2)(3)	3,424,565	3,509,811	3,820,492
Non-owner-occupied commercial real estate	2,933,287	2,975,474	3,231,398
Acquisition, development and construction	117,215	139,145	136,172
Other loans	6,558	7,621	5,084
Allowance for credit losses	(97,372)	(94,061)	(88,751)
Total loans held for investment, net	10,660,836	10,631,613	10,783,192
Premises and fixed assets, net	31,255	32,525	34,858
Restricted stock	67,197	66,989	69,106
BOLI	401,163	396,904	290,665
Goodwill	155,797	155,797	155,797
Other intangible assets	2,938	3,173	3,896
Operating lease assets	42,876	45,402	46,193
Derivative assets	76,315	81,440	116,496
Accrued interest receivable	55,572	57,048	55,970
Other assets	74,891	67,247	162,857
Total assets	$15,341,631	$14,538,943	$14,353,258
Liabilities:
Non-interest-bearing checking (excluding mortgage escrow deposits)	$3,915,081	$3,597,682	$3,355,829
Interest-bearing checking	1,178,281	1,094,995	1,079,823
Savings (excluding mortgage escrow deposits)	1,777,143	1,721,670	1,927,903
Money market	4,806,572	4,425,143	4,198,784
Certificates of deposit	1,117,118	1,138,872	1,069,081
Deposits (excluding mortgage escrow deposits)	12,794,195	11,978,362	11,631,420
Non-interest-bearing mortgage escrow deposits	47,051	83,240	54,715
Interest-bearing mortgage escrow deposits	—	5	6
Total mortgage escrow deposits	47,051	83,245	54,721
Total deposits (including mortgage escrow deposits)	12,841,246	12,061,607	11,686,141
FHLBNY advances	508,000	508,000	608,000
Other short-term borrowings	—	—	50,000
Subordinated debt, net	272,503	272,459	272,325
Derivative cash collateral	52,400	57,260	112,420
Operating lease liabilities	45,729	48,138	48,993
Derivative liabilities	73,573	77,637	108,347
Other liabilities	72,411	61,500	70,515
Total liabilities	13,865,862	13,086,601	12,956,741
Stockholders' equity:
Preferred stock, Series A	116,569	116,569	116,569
Common stock	462	461	461
Additional paid-in capital	623,041	622,657	624,822
Retained earnings	854,167	835,083	794,526
Accumulated other comprehensive loss ("AOCI"), net of deferred taxes	(31,468)	(33,596)	(45,018)
Unearned equity awards	(8,661)	(11,332)	(7,640)
Treasury stock, at cost	(78,341)	(77,500)	(87,203)
Total stockholders' equity	1,475,769	1,452,342	1,396,517
Total liabilities and stockholders' equity	$15,341,631	$14,538,943	$14,353,258

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and PPP loans.

(2)     Includes loans underlying multifamily cooperatives.

(3)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except share and per share amounts)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Interest income:
Loans	$147,143	$147,756	$148,000	$583,052	$590,492
Securities	11,354	11,338	10,010	45,368	33,563
Other short-term investments	21,987	16,449	7,473	57,022	26,094
Total interest income	180,484	175,543	165,483	685,442	650,149
Interest expense:
Deposits and escrow	58,926	62,950	64,773	240,131	284,745
Borrowed funds	8,718	8,406	8,542	33,859	41,036
Derivative cash collateral	551	788	1,070	3,454	6,314
Total interest expense	68,195	72,144	74,385	277,444	332,095
Net interest income	112,289	103,399	91,098	407,998	318,054
Provision for credit losses	10,889	13,294	13,715	43,030	36,113
Net interest income after provision	101,400	90,105	77,383	364,968	281,941
Non-interest income:
Service charges and other fees	5,413	5,209	3,942	19,907	16,725
Title fees	317	126	226	659	843
Loan level derivative income	285	650	491	1,938	2,114
BOLI income	4,259	4,956	2,825	17,394	10,376
Gain on sale of Small Business Administration ("SBA") loans	487	38	22	994	407
Gain on sale of residential loans	75	37	83	194	225
Fair value change in equity securities and loans held for sale	48	51	15	200	(1,204)
Net gain (loss) on securities	—	14	(42,810)	163	(42,810)
(Loss) gain on sale of other assets	(111)	(1,117)	554	(1,228)	7,219
Other	721	2,247	791	4,712	2,150
Total non-interest income (loss)	11,494	12,211	(33,861)	44,933	(3,955)
Non-interest expense:
Salaries and employee benefits	40,769	38,344	35,761	150,982	136,114
Severance	2,493	6	1,254	2,711	1,296
Occupancy and equipment	8,059	8,107	7,569	31,897	29,794
Data processing costs	4,868	4,798	4,483	19,363	17,745
Marketing	2,038	1,961	1,897	7,421	6,660
Professional services	1,381	2,228	2,345	7,822	8,614
Federal deposit insurance premiums	1,791	1,799	2,116	7,329	8,710
Loss on extinguishment of debt	—	—	—	—	454
Loss due to pension settlement	—	—	1,215	7,231	1,215
Amortization of other intangible assets	235	236	285	958	1,163
Other	3,434	4,745	3,688	17,388	14,782
Total non-interest expense	65,068	62,224	60,613	253,102	226,547
Income (loss) before taxes	47,826	40,092	(17,091)	156,799	51,439
Income tax expense	15,970	12,421	3,322	46,117	22,355
Net income (loss)	31,856	27,671	(20,413)	110,682	29,084
Preferred stock dividends	1,821	1,822	1,821	7,286	7,286
Net income (loss) available to common stockholders	$30,035	$25,849	$(22,234)	$103,396	$21,798
Earnings per common share ("EPS"):
Basic	$0.68	$0.59	$(0.54)	$2.36	$0.55
Diluted	$0.68	$0.59	$(0.54)	$2.36	$0.55

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands except per share amounts)

	At or For the Three Months Ended			At or For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Per Share Data:
Reported EPS (Diluted)	$0.68	$0.59	$(0.54)	$2.36	$0.55
Cash dividends paid per common share	0.25	0.25	0.25	1.00	1.00
Book value per common share	30.99	30.44	29.34	30.99	29.34
Tangible common book value per share (1)	27.37	26.81	25.68	27.37	25.68
Common shares outstanding	43,862	43,889	43,622	43,862	43,622
Dividend payout ratio	36.76%	42.37%	(46.30)%	42.37%	181.82%

Performance Ratios (Based upon Reported Net Income):
Return on average assets	0.84%	0.77%	(0.59)%	0.77%	0.21%
Return on average equity	8.60	7.59	(6.02)	7.64	2.27
Return on average tangible common equity (1)	10.01	8.80	(8.16)	8.87	2.24
Net interest margin	3.11	3.01	2.79	3.01	2.48
Non-interest expense to average assets	1.72	1.73	1.76	1.77	1.66
Efficiency ratio	52.6	53.8	105.9	55.9	72.1
Effective tax rate	33.39	30.98	(19.44)	29.41	43.46

Balance Sheet Data:
Average assets	$15,106,328	$14,426,002	$13,759,002	$14,334,798	$13,618,789
Average interest-earning assets	14,325,493	13,638,036	12,974,958	13,534,518	12,837,416
Average tangible common equity (1)	1,206,522	1,182,158	1,080,177	1,173,523	1,006,390
Loan-to-deposit ratio at end of period (2)	83.8%	88.9%	93.0%	83.8%	93.0%

Capital Ratios and Reserves - Consolidated:
Tangible common equity to tangible assets (1) (3)	7.91%	8.18%	7.89%
Tangible equity to tangible assets (1) (3)	8.67	8.99	8.71
Tier 1 common equity ratio (3)	11.66	11.53	11.07
Tier 1 risk-based capital ratio (3)	12.76	12.64	12.17
Total risk-based capital ratio (3)	16.23	16.18	15.65
Tier 1 leverage ratio (3)	9.01	9.29	9.39
Consolidated CRE concentration ratio (3)(4)	387	401	447
Allowance for credit losses/ Total loans	0.91	0.88	0.82
Allowance for credit losses/ Non-performing loans	186.14	130.54	179.37

(1)    See "Non-GAAP Reconciliation" tables for reconciliation of tangible equity, tangible common equity, and tangible assets.

(2)    Total deposits include mortgage escrow deposits, which fluctuate seasonally.

(3)	December 31, 2025 ratios are preliminary pending completion and filing of the Company’s regulatory reports.

(4)   The Consolidated CRE concentration ratio is calculated using the sum of commercial real estate, excluding owner-occupied commercial real estate, multifamily, and acquisition, development, and construction, divided by consolidated capital. The December 31, 2025 ratio is preliminary pending completion and filing of the Company’s regulatory reports.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED AVERAGE BALANCES AND NET INTEREST INCOME

(Dollars in thousands)

	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Business loans	$3,150,711	$53,339	6.72%	$2,957,434	$50,271	6.74%	$2,681,953	$46,791	6.94%
One-to-four family residential and coop/condo apartment	1,038,020	12,381	4.73	1,023,844	12,120	4.70	943,319	11,061	4.66
Multifamily residential and residential mixed-use	3,459,918	39,459	4.52	3,591,822	41,712	4.61	3,848,579	44,152	4.56
Non-owner-occupied commercial real estate	2,959,801	39,153	5.25	3,067,598	40,439	5.23	3,265,906	42,865	5.22
Acquisition, development, and construction	130,805	2,783	8.44	145,902	3,184	8.66	139,440	3,101	8.85
Other loans	6,939	28	1.60	7,515	30	1.58	4,781	30	2.50
Total loans	10,746,194	147,143	5.43	10,794,115	147,756	5.43	10,883,978	148,000	5.41
Securities	1,351,926	11,354	3.33	1,340,223	11,338	3.36	1,455,449	10,010	2.74
Other short-term investments	2,227,373	21,987	3.92	1,503,698	16,449	4.34	635,531	7,473	4.68
Total interest-earning assets	14,325,493	180,484	5.00%	13,638,036	175,543	5.11%	12,974,958	165,483	5.07%
Non-interest-earning assets	780,835			787,966			784,044
Total assets	$15,106,328			$14,426,002			$13,759,002

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking (1)	$1,237,657	$6,377	2.04%	$1,069,761	$5,306	1.97%	$912,645	$5,115	2.23%
Money market	4,640,344	31,752	2.71	4,359,512	34,877	3.17	3,968,793	33,695	3.38
Savings (1)	1,766,787	11,387	2.56	1,821,289	13,273	2.89	1,905,866	14,828	3.10
Certificates of deposit	1,123,240	9,410	3.32	1,116,152	9,494	3.37	1,126,859	11,135	3.93
Total interest-bearing deposits	8,768,028	58,926	2.67	8,366,714	62,950	2.99	7,914,163	64,773	3.26
FHLBNY advances	508,000	4,194	3.28	508,000	4,104	3.21	509,630	4,241	3.31
Subordinated debt, net	272,474	4,523	6.59	272,429	4,301	6.26	272,311	4,301	6.28
Other short-term borrowings	130	1	3.05	76	1	5.22	543	—	—
Total borrowings	780,604	8,718	4.43	780,505	8,406	4.27	782,484	8,542	4.34
Derivative cash collateral	52,982	551	4.13	63,856	788	4.90	99,560	1,070	4.28
Total interest-bearing liabilities	9,601,614	68,195	2.82%	9,211,075	72,144	3.11%	8,796,207	74,385	3.36%
Non-interest-bearing checking (1)	3,839,434			3,573,448			3,396,457
Other non-interest-bearing liabilities	183,300			183,627			209,712
Total liabilities	13,624,348			12,968,150			12,402,376
Stockholders' equity	1,481,980			1,457,852			1,356,626
Total liabilities and stockholders' equity	$15,106,328			$14,426,002			$13,759,002
Net interest income		$112,289			$103,399			$91,098
Net interest rate spread			2.18%			2.00%			1.71%
Net interest margin			3.11%			3.01%			2.79%
Deposits (including non-interest-bearing checking accounts) (1)	$12,607,462	$58,926	1.85%	$11,940,162	$62,950	2.09%	$11,310,620	$64,773	2.28%

(1)     Includes mortgage escrow deposits.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SCHEDULE OF NON-PERFORMING ASSETS

(Dollars in thousands)

	At or For the Three Months Ended
	December 31,	September 30,	December 31,
Asset Quality Detail	2025	2025	2024
Non-performing loans ("NPLs")
Business loans	$22,606	$21,005	$22,624
One-to-four family residential and coop/condo apartment	3,623	2,440	3,213
Multifamily residential and residential mixed-use	—	—	—
Non-owner-occupied commercial real estate	25,671	47,952	22,960
Acquisition, development, and construction	412	657	657
Other loans	—	—	25
Total Non-accrual loans	$52,312	$72,054	$49,479
Total Non-performing assets ("NPAs") (1)	$52,762	$72,054	$49,479

Total loans 90 days delinquent and accruing ("90+ Delinquent")	$—	$—	$—

NPAs and 90+ Delinquent	$52,762	$72,054	$49,479
NPAs and 90+ Delinquent / Total assets	0.34%	0.50%	0.34%

Net loan charge-offs ("NCOs")	$7,271	$12,586	$10,611
NCOs / Average loans (2)	0.27%	0.47%	0.39%

(1)     December 31, 2025 balances include one non-performing available-for-sale security in the amount of $450 thousand.

(2)     Calculated based on annualized NCOs to average loans, excluding loans held for sale.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(Dollars in thousands except per share amounts)

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provides investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude pre-tax income and expenses associated with the fair value change in equity securities and loans held for sale, loss (gain) on sale of securities and other assets, severance, the FDIC special assessment, loss on extinguishment of debt and loss due to pension settlement. The non-GAAP financial measures also include taxes related to the surrender of BOLI assets.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Reconciliation of Reported and Adjusted (non-GAAP) Net Income Available to Common Stockholders
Reported net income available to common stockholders	$30,035	$25,849	$(22,234)	$103,396	$21,798
Adjustments to net income (1):
Fair value change in equity securities and loans held for sale	(48)	(51)	(15)	(200)	1,204
Loss on sale of securities and other assets	111	1,112	42,256	1,151	35,591
Severance	2,493	6	1,254	2,711	1,296
FDIC special assessment	—	—	126	—	126
Loss on extinguishment of debt	—	—	—	—	454
Loss due to pension settlement	—	—	1,215	7,231	1,215
Income tax effect of adjustments noted above (1)	(784)	(328)	(14,258)	(3,343)	(12,684)
BOLI tax adjustment (2):	—	—	9,073	—	9,073
Other discrete tax items	2,688	—	—	2,688	—
Adjusted net income available to common stockholders (non-GAAP)	$34,495	$26,588	$17,417	$113,634	$58,073

Adjusted Ratios (Based upon Adjusted (non-GAAP) Net Income as calculated above)
Adjusted EPS (Diluted)	$0.79	$0.61	$0.42	$2.59	$1.46
Adjusted return on average assets	0.96%	0.79%	0.56%	0.84%	0.48%
Adjusted return on average equity	9.80	7.80	5.67	8.34	5.09
Adjusted return on average tangible common equity	11.49	9.05	6.52	9.74	5.85
Adjusted non-interest expense to average assets	1.65	1.72	1.68	1.69	1.63
Adjusted efficiency ratio	50.3	53.1	58.0	53.4	63.4

(1)    Adjustments to net income (loss) are taxed at the Company's approximate statutory tax rate.

(2)    Reflects income tax expense related to the taxable gain and MEC Tax on surrender of legacy BOLI assets.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Operating expense as a % of average assets - as reported	1.72%	1.73%	1.76%	1.77%	1.66%
Severance	(0.07)	—	(0.04)	(0.02)	(0.01)
Loss due to pension settlement	—	—	(0.04)	(0.05)	(0.01)
Amortization of other intangible assets	—	(0.01)	—	(0.01)	(0.01)
Adjusted operating expense as a % of average assets (non-GAAP)	1.65%	1.72%	1.68%	1.69%	1.63%

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Efficiency ratio - as reported (non-GAAP) (1)	52.6%	53.8%	105.9%	55.9%	72.1%
Non-interest expense - as reported	$65,068	$62,224	$60,613	$253,102	$226,547
Severance	(2,493)	(6)	(1,254)	(2,711)	(1,296)
FDIC special assessment	—	—	(126)	—	(126)
Loss on extinguishment of debt	—	—	—	—	(454)
Loss due to pension settlement	—	—	(1,215)	(7,231)	(1,215)
Amortization of other intangible assets	(235)	(236)	(285)	(958)	(1,163)
Adjusted non-interest expense (non-GAAP)	$62,340	$61,982	$57,733	$242,202	$222,293
Net interest income - as reported	$112,289	$103,399	$91,098	$407,998	$318,054
Non-interest income - as reported	$11,494	$12,211	$(33,861)	$44,933	$(3,955)
Fair value change in equity securities and loans held for sale	(48)	(51)	(15)	(200)	1,204
Loss on sale of securities and other assets	111	1,112	42,256	1,151	35,591
Adjusted non-interest income (non-GAAP)	$11,557	$13,272	$8,380	$45,884	$32,840
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$123,846	$116,671	$99,478	$453,882	$350,894
Adjusted efficiency ratio (non-GAAP) (2)	50.3%	53.1%	58.0%	53.4%	63.4%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of GAAP net interest income and adjusted non-interest income.

The following table presents a reconciliation of pre-tax pre provision net revenue (non-GAAP) and adjusted pre-tax pre-provision net revenue (non-GAAP):

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Financial Data:
Net interest income	$112,289	$103,399	$91,098	$407,998	$318,054
Non-interest income (loss)	11,494	12,211	(33,861)	44,933	(3,955)
Total revenue	123,783	115,610	57,237	452,931	314,099
Non-interest expense	65,068	62,224	60,613	253,102	226,547
Pre-tax pre-provision net revenue (non-GAAP) (1)	$58,715	$53,386	$(3,376)	$199,829	$87,552
Adjusted pre-tax pre-provision net revenue (non-GAAP) (2)	$61,506	$54,689	$41,745	$211,680	$128,601

(1)	The reported pre-tax pre-provision net revenue is a non-GAAP measure calculated by adding GAAP net interest income and GAAP non-interest income less GAAP non-interest expense.
(2)	The adjusted pre-tax pre-provision net revenue is a non-GAAP measure calculated by adding GAAP net interest income and the adjusted non-interest income less the adjusted non-interest expense as shown in the reconciliation of efficiency ratio table above.

The following table presents the tangible common equity to tangible assets, tangible equity to tangible assets, and tangible common book value per share calculations (non-GAAP):

	December 31,	September 30,	December 31,
	2025	2025	2024
Reconciliation of Tangible Assets:
Total assets	$15,341,631	$14,538,943	$14,353,258
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(2,938)	(3,173)	(3,896)
Tangible assets (non-GAAP)	$15,182,896	$14,379,973	$14,193,565

Reconciliation of Tangible Common Equity - Consolidated:
Total stockholders' equity	$1,475,769	$1,452,342	$1,396,517
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(2,938)	(3,173)	(3,896)
Tangible equity (non-GAAP)	1,317,034	1,293,372	1,236,824
Preferred stock, net	(116,569)	(116,569)	(116,569)
Tangible common equity (non-GAAP)	$1,200,465	$1,176,803	$1,120,255

Common shares outstanding	43,862	43,889	43,622

Tangible common equity to tangible assets (non-GAAP)	7.91%	8.18%	7.89%
Tangible equity to tangible assets (non-GAAP)	8.67	8.99	8.71

Book value per common share	$30.99	$30.44	$29.34
Tangible common book value per share (non-GAAP)	27.37	26.81	25.68